UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 9, 2009

K-TRON INTERNATIONAL, INC.
(Exact Name of Registrant Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-9576 (Commission File Number)	22-1759452 (I.R.S. Employer Identification No.)

Routes 55 & 553 P.O. Box 888
Pitman, New Jersey	08071-0888
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (856) 589-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On March 9, 2009, K-Tron International, Inc. issued a press release announcing its fourth quarter and full year 2008 financial results.  The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The press release furnished with this report contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company is providing cash per common share as of the year ended January 3, 2009 and improvement in net debt from the end of fiscal year 2007 (December 29, 2007) to the end of fiscal year 2008 (January 3, 2009).  Cash per common share of approximately $15.00 at the end of the 2008 fiscal year was calculated by dividing cash of $42.153 million by the total number of common shares outstanding of 2,791,947. Net debt improvement of $24.569 million in fiscal 2008 is the difference between (i) debt in excess of cash of $6.078 million at the end of fiscal 2007 (calculated by subtracting cash of $32.036 million from debt of $38.114 million) and (ii) cash in excess of debt of $18.491 million at the end of fiscal 2008 (calculated by subtracting debt of $23.662 million from cash of $42.153 million).  K-Tron believes that these non-GAAP financial measures will be useful to investors concerned about liquidity.  These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 9, 2009 issued by
K-Tron International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-TRON INTERNATIONAL, INC.

By	EDWARD B. CLOUES II
Edward B. Cloues, II
Chairman of the Board and
Chief Executive Officer

Dated: March 12, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 9, 2009 issued by K-Tron International, Inc.